Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated November 7, 2011, is entered into by and among Hansen Medical, Inc., a Delaware corporation (the “Company”), and ORACLE PARTNERS, LP, ORACLE INSTITUTIONAL PARTNERS, LP and ORACLE TEN FUND MASTER, LP (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Authorization.

The Company has authorized the sale and issuance of up to an aggregate of 4,784,690 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for sale pursuant to this Agreement and another stock purchase agreement in substantially the same form as this Agreement (the “Private Placement”).

Section 2. Purchase and Sale of Shares.

In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement, each Investor agrees severally and jointly to purchase from the Company and the Company agrees to sell to the Investors on the Closing Date (as defined in Section 3 hereof), an aggregate of 2,392,345 shares of Common Stock (the “Shares”) for a price per share equal to $2.09, for an aggregate purchase price of $5,000,001.05, with such Shares to be allocated among the Investors prior to the Closing.

Section 3. Closing.

(a) The closing of the sale of the Shares (the “Closing”) shall take place on November 9, 2011, or at such other date and time as the Company and the Investors shall mutually agree (such date and time being referred to herein as the “Closing Date”). At the Closing, the Investors will collectively pay the aggregate purchase price (the “Purchase Price”) for the Shares being purchased hereunder by wire transfer of immediately available funds.

(b) As soon as reasonably practicable after the Closing, the Company shall deliver or shall cause its transfer agent to deliver to each Investor a certificate representing the Shares that each Investor purchases, duly registered on the books of the Company in the name of such Investor.

Section 4. Representations and Warranties of the Company.

Except, with respect to the representations and warranties contained in Sections 4(e) and 4(h) only, as otherwise specifically described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31,

2011, June 30, 2011 and September 30, 2011, and any current reports on Form 8-K filed subsequent to December 31, 2010 and through the date of this Agreement with the Securities and Exchange Commission (the “SEC”) by the Company (including the information incorporated by reference therein, the “SEC Documents”), the Company hereby represents and warrants as of the date hereof to each Investor as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted. Each Significant Subsidiary (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company is duly organized, validly existing and in good standing under the laws of its respective jurisdiction and has all requisite corporate power and authority to carry on its business as presently conducted, except where the failure to be in good standing would not have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) No Violation or Default. Neither the Company nor any Significant Subsidiary of the Company is in violation or default of any provision of its certificate of incorporation, bylaws or other organizational documents, as amended, or of any judgment, order, writ, or decree by which it is bound. Neither the Company nor any Significant Subsidiary of the Company is in violation or default of any contract (as defined herein) to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company in which such violation or default of such instrument, contract or provision of such federal or state statute, rule or regulation applicable to the Company would have, either individually or in the aggregate, a Material Adverse Effect (as defined below). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute either a default under any such provision, instrument, judgment, order, writ, decree or Material Contract. For purposes of this Agreement, “Material Contract” shall mean any contract to which the Company is a party that is or is required to be filed as an exhibit to the SEC Documents (a “Material Contract”).

(d) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing pursuant to Regulation D promulgated by the SEC under the Securities Act, which filing will be effected within 15 days of the Closing, or such other post-closing filings as may be required and (ii) such filings and/or qualifications that may be required pursuant to the Nasdaq Marketplace Rules (the “Nasdaq Rules”), which filings and qualifications will be made on a timely basis.

(e) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company or any Significant Subsidiary or any of their respective directors and officers that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened in writing against the Company or any subsidiary or any of their respective directors and officers which would have, either individually or in the aggregate, a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted.

(f) Filings. The Company has filed all forms, reports and documents required to be filed by it with the SEC (collectively, the “Company SEC Reports”). As of the respective dates they were filed (except if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Reports, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The consolidated financial statements (including any notes thereto) contained in the Company SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and (iii) each presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted). The Company has not had any material disagreement with any of its auditors regarding accounting matters or policies during any of its past three full years or during the current fiscal year-to-date which disagreements would require disclosure to the Company’s Board of Directors. The books and records of the Company and each subsidiary have been, and are being maintained in all material respects in accordance with applicable legal and accounting requirements and the consolidated financial statements contained in the Company SEC Reports are consistent with such books and records.

(h) Internal Controls. The Company and each of its subsidiaries has established and maintains, adheres to and enforces a system of internal accounting and disclosure controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP (including the consolidated financial statements contained in the Company SEC Reports), including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its subsidiaries, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the material assets of the Company and its subsidiaries.

(i) Changes. Since the date of the Company’s most recent Quarterly Report on Form 10-Q filed with the SEC, (i) there has not been any Company development that has not otherwise been publicly disclosed that would have or could reasonably be expected to have a material adverse effect on the business, properties, financial condition or operating results of the Company, as such business is presently conducted, (ii) the Company and its subsidiaries have not incurred any debts or liabilities except for debts or liabilities incurred in the ordinary course of business and except in connection with obligations under contracts and commitments incurred in the ordinary course of business, (iii) the Company and its subsidiaries have not entered into or terminated or contemplated entering into or terminating any contract filed as an exhibit to the Company’s SEC Reports and (iv) there has not been any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries from that reflected in the consolidated financial statements included with the most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

(j) Capitalization.

(i) As of October 28, 2011, the authorized capital stock of the Company consisted of 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), none of which were issued and outstanding, and 100,000,000 shares of Common Stock, 55,151,990 shares of which were issued and outstanding. The Preferred Stock and the Common Stock are collectively referred to herein as the “Capital Stock”. All of the issued and outstanding shares of Capital Stock have been duly authorized, validly issued and are fully paid and nonassessable. As of September 30, 2011, options to purchase 6,971,067 shares of Common Stock were outstanding, restricted stock units for 1,573,000 shares of Common Stock had been issued under the 2006 Equity Incentive Plan, and an additional 684,574 shares of Common Stock were available for grant under the 2006 Equity Incentive Plan. Except as otherwise set forth in this Agreement and except for (A) options and restricted stock units granted (or remaining available for grant) pursuant to the 2006 Equity Incentive Plan, (B) purchase rights accruing under the Company’s 2006 Employee Stock Purchase Plan and (C) as set forth in the SEC Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights), agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued Capital Stock of the Company or obligating the Company to issue or sell any share of Capital Stock of, or other equity interest in, the Company.

(ii) The Shares that are being purchased by the Investors hereunder, when issued, sold or delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. The Shares will be free of any liens and encumbrances created by the Company and, subject to the accuracy of the representations of each Investor in this Agreement and the other investors in the Private Placement, will be issued in compliance with (and the offer, sale and issuance of the Shares are exempt from the registration requirements of) all applicable federal and state securities laws.

Section 5. Representations and Warranties of the Investors.

Each Investor hereby, for itself, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date to the Company as follows:

(a) No Endorsement. Each Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Shares or any investment therein.

(b) Organization; Authority. Each Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by each Investor, and when delivered by such Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(d) Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, each Investor also represents it has not been organized for the purpose of acquiring the Shares.

(e) Accredited Investor. Each Investor is an “accredited investor” within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect.

(f) Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

(g) Rule 144. Each Investor understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) It is understood that the certificates evidencing the Shares will bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH

ACT, PURSUANT TO RULE 144 OF SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN WHICH CASE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED MAY BE REQUIRED.”

(i) No Advice. Each Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(j) Disclosure of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely thereon.

Section 6. Covenants

(a) Restrictions on Transfer. Each Investor agrees that is shall not transfer the Shares, unless such transfer is subject to compliance with applicable law. If reasonably requested by the Company, the Investor shall furnish the Company with an opinion of counsel that such transfer of Shares does not require registration under the Securities Act.

(b) Company SEC Reports. The Company shall, prior to filing a Form 8-K with the SEC describing the Private Placement contemplated by this Agreement, furnish to the Investors for review a copy of such Form 8-K.

(c) Furnishing of Information. The Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. For so long as the Investor holds the Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.

Section 7. Conditions Precedent to Investor’s Obligations.

The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless such condition or conditions are expressly waived in writing by the Investors:

(a) The representations and warranties of the Company contained in Section 4 shall be true in all respects on and as of the Closing as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

(b) The Company shall have performed and complied in all respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) The Chief Executive Officer of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 7(a) and 7(b) have been fulfilled.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) There shall not have been a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any event, change, violation, inaccuracy, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, or result in a material adverse change in, as the case may be, the business, operations, properties, condition (financial or otherwise), assets, liabilities or results of operations of the Company, except for any such events, changes, violations, inaccuracies, circumstances or effects resulting from (i) any changes in general economic, regulatory or political conditions, (ii) any changes or events generally affecting the industry in which the Company operates, (iii) any adverse change or effect that is caused by the announcement of the transactions contemplated by this Agreement, or (iv) any violations or other matters arising from changes in law or U.S. GAAP; unless in any such instance such change or effect described in (i), (ii) or (iv) impacts the Company in a materially disproportionate manner relative to a preponderance of the other similar entities impacted by such change.

Section 8. Conditions Precedent to the Company’s Obligations.

The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors, unless such condition or conditions are expressly waived in writing by the Company:

(a) The representations and warranties of each of the Investors contained in Section 5 shall be true on and as of the Closing in all material respects as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

(b) Each Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Each Investor shall have delivered its respective Purchase Price for the Shares being purchased by such Investor.

Section 9. Registration Rights.

(a)

(i) As soon as reasonably practicable, but in no event later than 60 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the shares sold in the Private Placement (the “Registrable

Shares”) with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Shares, by such other means of distribution of Registrable Shares as the holders of a majority of the Registrable Shares may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Shares on Form S-3, in which case such registration shall be on another appropriate form).

(ii) The Company shall use its best efforts to effect the registration (including a declaration of effectiveness thereof by the SEC) and applicable qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event prior to the date which is 90 days after the Filing Date (the “Effectiveness Date”).

(iii) In the event the SEC informs the Company that all of the Registrable Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Investor thereof, (ii) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Shares permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale the Registrable Shares as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the SEC for the registration of all of the Registrable Shares. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Shares on Form S-3, such other form available to register for resale those Registrable Shares that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

Notwithstanding any other provision of this Agreement and subject to the payment of damages in Section 9(c), if the SEC limits the number of Registrable Shares permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Shares), any required cutback of Registrable Shares shall be applied pro rata among the holders of Registrable Shares in accordance with the number of such Registrable Shares sought to be included in such Registration Statement by reference to the aggregate amount of all Registrable Shares.

(b) All expenses incurred by the Company in complying with Section 9(a) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Investor or holder of Registrable Shares) shall be borne by the Company. All selling commissions applicable to the sale of Registrable Shares and all fees and expenses of legal counsel for any Investor or holder of Registrable Shares related to the registration and sale of the Registrable Shares shall be borne by the Investor or holder of Registrable Shares incurring such commissions, fees or expenses.

(c) The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC within 60 days after the Closing Date, or (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Date(each such event referred to in clauses (i) and (ii) , (a “Registration Default”)), for all or part of any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to each Investor one percent (1%) of such Investor’s aggregate purchase price of his or her Shares for each Penalty Period during which the Registration Default remains uncured; provided, however, that if an Investor fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Investor as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to any Investor pursuant to this Agreement more than 1% of such Investor’s aggregate purchase price of his or her securities in any Penalty Period and in no event shall the Company be required hereunder to pay to any Investor pursuant to this Agreement an aggregate amount that exceeds 6.0% of the aggregate Purchase Price paid by such Investor for such Investor’s Shares. The Company shall deliver said cash payment to the Investor by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Investor in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(d) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Investor as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)	except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the later of (a) three years from the Closing Date and (b) the date by which all the Shares may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(ii)	advise the Investor within five Business Days:

a.	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

b.	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

c.	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

d.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

e.	subject to the provisions this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(iii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)	if the Investor so requests in writing, promptly furnish to the Investor, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(v)	during the Registration Period, promptly deliver to the Investor, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as the Investor may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by the Investor of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by a prospectus or any amendment or supplement thereto;

(vi)	during the Registration Period, if the Investor so requests in writing, deliver to the Investor, without charge, (i) one copy of the following documents, other than those documents available via the SEC’s EDGAR system: (A)its annual report on Form 10-K (or similar form), (B) its definitive proxy statement with respect to its annual meeting of stockholders, (C) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (D) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (D);

(vii)	prior to any public offering of Registrable Shares pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as the Investor reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Shares covered by any such Registration Statement;

(viii)	upon the occurrence of any event contemplated by Section 9(d)(ii)(e) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ix)	otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Shares;

(x)	use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(xi)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and to enable the Investor to sell Registrable Shares under Rule 144.

(e) The Investor shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9(a) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(f)

(i) To the extent permitted by law, the Company shall indemnify the Investor and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor and each person controlling the Investor, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided however, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Investor to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Shares, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of the Investor or any such controlling person, if a copy of a Final Prospectus furnished by the Company to the Investor for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(ii) The Investor will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 9(f)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, the Investor’s aggregate liability pursuant to this subsection (ii) and subsection (iv) shall be limited to the net amount received by the Investor from the sale of the Registrable Shares.

(iii) Each party entitled to indemnification under this Section 9(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv) If the indemnification provided for in this Section 9(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)

(i) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Shares so that, as thereafter delivered to the Investor, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Investor will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement and prospectus contemplated by Section 9(a) until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

(ii) The Investor shall suspend, upon request of the Company, any disposition of Registrable Shares pursuant to any Registration Statement and prospectus contemplated by Section 9(a) during the occurrence or existence of any pending corporate development with respect to the Company that the Board of Directors of the Company believes in good faith may be material and that, in the determination of the Board of Directors of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or prospectus.

(ii) As a condition to the inclusion of its Registrable Shares, the Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Section 9.

(iv) The Investor hereby covenants with the Company (i) not to make any sale of the Registrable Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Shares are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Investor first offers to sell any such Registrable Shares.

(v) The Investor agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(vi) At the end of the Registration Period the Investor shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and the Investor shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(h) The rights to cause the Company to register Registrable Shares granted to the Investor by the Company under Section 9(a) may be assigned by the Investor in connection with a transfer by the Investor of all or a portion of its Registrable Shares, provided, however, that such transfer must be made at least ten days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) the Investor gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 9(h), the rights of the Investor with respect to Registrable Shares as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of the Investor therein to be forfeited.

(i) The rights of the Investor under any provision of this Section 9 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by the Investor.

Section 10. Notices.

All notices, requests, consents and other communications hereunder shall be in writing; shall be mailed (a) if within the domestic United States, by first-class registered or certified airmail, by nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered to or from outside the United States, by International Federal Express or facsimile; shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed or (iv) if delivered by facsimile, upon electronic confirmation of receipt; and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Attn: Chief Financial Officer

Phone: (888) 404-5801

Fax: (650) 404-5901

(b)	with a copy mailed to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1200 Seaport Boulevard

Redwood City, California 94063

Attn: David T. Young, Esq.

Phone: (650) 321-2400

Telecopy: (650) 321-2800

(c)	if to the Investors, to the address set forth on the Investors’s signature page hereto.

Section 11. Indemnification of Investors. The Company will indemnify and hold each Investor and its respective directors, officers, shareholders, partners, employees and agents (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, and court costs that any such Indemnified Person may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement (other than the covenants and agreements set forth in Section 6(c) and Section 9) . In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 12. Expenses.

Upon and subject to the Closing, the Company shall reimburse the reasonable fees and out-of-pocket expenses of one special counsel for the Investors, not to exceed $20,000. Each Investor hereby acknowledges that payment of such fees and expenses by the Company raises a potential conflict of interest and hereby consents to the payment arrangement set forth herein.

Section 13. Miscellaneous.

(a) The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect for a period of one (1) year from the Closing Date, regardless of any investigation made by or on behalf of any party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Shares.

(b) Except as otherwise set forth in Section 12 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c) This Agreement may be executed in two or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute one and the same agreement.

(d) Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investors. Any amendment or waiver affected in accordance with this Section 10(d) shall be binding upon each Investor and the Company.

(e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(f) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to principles of conflict of laws.

(g) The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

(h) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(i) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(j) This Agreement may be terminated by the Investors or by the Company, by written notice to the other parties, if the Closing has not been consummated on or before November 11, 2011; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Purchase Agreement as of the date first written above.

HANSEN MEDICAL, INC.

By:	/s/ Peter J. Mariani
Name: Peter J. Mariani
Title: Chief Financial Officer

INVESTORS

ORACLE PARTNERS, L.P.

By	/s/ Larry N. Feinberg
Name: Larry N. Feinberg
Title: Managing General Partner

ORACLE INSTITUTIONAL PARTNERS, L.P.

By	/s/ Larry N. Feinberg
Name: Larry N. Feinberg
Title: Managing General Partner

ORACLE TEN FUND MASTER, L.P.

By	/s/ Larry N. Feinberg
Name: Larry N. Feinberg
Title: Managing General Partner

Address:

Telephone:
Telecopy: